UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 7, 2017

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02. — Termination of a Material Definitive Agreement

On November 7, 2017, LTC Properties, Inc. (the “Company”) delivered notice to Canaccord Genuity Inc. (“Canaccord”) terminating the equity distribution agreement with Canaccord, dated August 1, 2016 (the “Canaccord Equity Distribution Agreement”), effective as of November 7, 2017.  The Canaccord Equity Distribution Agreement permitted the Company to offer and sell, from time to time, up to $200,000,000 in aggregate offering price of shares of the Company’s common stock through Canaccord.  As a result of the termination of this agreement, no further offers or sales of the Company’s common stock will be made through Canaccord pursuant to the Company’s at-the-market offering program.

The Company’s separate equity distribution agreements with each of JMP Securities LLC, Credit Agricole Securities (USA) Inc., Cantor Fitzgerald & Co., and Mizuho Securities USA LLC, dated as of August 1, 2016, remain in full force and effect.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: November 8, 2017	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President